                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              NORTHROP GRUMMAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            [NORTHROP GRUMMAN LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                     NOTICE

    The Annual Meeting of Stockholders of Northrop Grumman Corporation (the "Company") will be held on Wednesday, May 21, 1997, at 10:00 A.M. at the Museum of Flying, 2772 Donald Douglas Loop North, Santa Monica, California 90405.

    Stockholders at the close of business on March 25, 1997, are entitled to vote at the Annual Meeting. The following items are on the agenda:

    (1) Election of three Class III directors, each for a three year term expiring in 2000;

    (2) Proposal to amend the Company's 1993 Long-Term Incentive Stock Plan;

    (3) Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors;

    (4) Stockholder proposal regarding foreign military sales; and

    (5) Other business as may properly come before the Annual Meeting or any adjournments thereof.

                                          By order of the Board of Directors,

                                                       [SIGNATURE]

                                          JAMES C. JOHNSON

                                          CORPORATE VICE PRESIDENT, SECRETARY
                                          AND
                                          ASSISTANT GENERAL COUNSEL

1840 Century Park East

Los Angeles, California 90067

April 4, 1997

                                    IMPORTANT
      TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD FOR WHICH A RETURN ENVELOPE IS PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This proxy statement is issued in connection with solicitation of the enclosed proxy by the Board of Directors of Northrop Grumman Corporation (the "Company") for use at the Company's 1997 Annual Meeting of Stockholders (the "Annual Meeting"). The Company's principal office is located at 1840 Century Park East, Los Angeles, California, 90067. This proxy material will be sent to stockholders beginning approximately April 4, 1997.

                             OUTSTANDING SECURITIES

    On March 25, 1997 there were 58,007,567 shares of the Company's Common Stock, par value $1.00 per share, outstanding. Holders of record at the close of business on that date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.

                       VOTING AT THE MEETING OR BY PROXY

    Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given, the shares will be voted according to the Board of Directors' recommendations. Therefore, if no instructions are given, the persons named on the card will vote FOR the election of the three director nominees listed under "Election of Directors", FOR the proposal to amend the Company's 1993 Long-Term Incentive Stock Plan, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 1997 and AGAINST the stockholder proposal concerning foreign military sales.

    A stockholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the Corporate Secretary or by signing and delivering another proxy that is dated later. A stockholder attending the meeting in person may revoke the proxy by giving notice of revocation to an inspector of election at the meeting or voting at the meeting. If any other matters are properly brought before the meeting, the enclosed proxy card gives discretionary authority to the persons named on the card to vote the shares in their best judgment. At this time, the Company does not know of any other such business.

    With respect to the election of directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees or specific nominees. There is no box for "abstain," but checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The three nominees receiving the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors.

    With respect to any proposal other than the election of directors, shareholders may vote in favor of the proposal, or against the proposal, or abstain from voting. The affirmative vote of the majority of shares entitled to vote and present in person or by proxy at the Annual Meeting is required for approval. A stockholder who signs and submits a ballot or proxy is "present," so an abstention will have the same effect as a vote against the proposal.

    Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the meeting, but are not considered "present" for purposes of voting on the non-discretionary proposals. They have no impact on the outcome of such proposals.

                               VOTING SECURITIES

    On December 31, 1996 the following entities beneficially owned to the Company's knowledge more than five percent of the Company's outstanding Common Stock.

                                                                    AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP       CLASS
-----------------------------------------------------------------  -----------------------  -----------
Wellington Management Company, LLP...............................      5,562,620 shares(a)       9.63%
75 State Street, Boston, MA 02109

U.S. Trust Company of California, N.A.(b)........................      4,793,323 shares(c)       8.29%
555 So. Flower St., Los Angeles, CA 90071-2429

FMR Corp.........................................................      3,741,296 shares(d)       6.47%
82 Devonshire Street, Boston, MA 02109

------------------------

(a) This information was provided by Wellington Management Company ("WMC"). According to WMC, as of the date set forth above, WMC had shared dispositive power over 5,562,620 shares but shared voting power over only 1,888,630 shares.

(b) U.S. Trust Company is an Investment Manager (the "Investment Manager") for the Northrop Grumman Pension Plan and the pension plans for certain divisions of the Company (the "Pension Plans"); under the Trust, the Investment Manager has responsibility for the management and control of the Northrop Grumman shares held in the Trust as assets of the Pension Plans.

(c) These shares are held for the account of (but not beneficially owned by) the Trustee. The Investment Manager has voting power over these shares, except in the event of a contested election of directors or in connection with a tender offer. In such cases the shares are voted in accordance with instructions received from eligible participants in the Pension Plans and undirected shares are voted in the same proportion as shares for which instructions are received.

(d) This information was provided by FMR Corp. ("FMR"). According to FMR, as of the date set forth above, FMR had sole dispositive power over 3,741,296 shares but sole voting power over only 150,127 shares.

    Based on records of the Northrop Grumman Savings and Investment Plan, as of December 31, 1996, a total of approximately 5,072,215 shares (8.78%) were held for the account of employee participants in the Employee Stock Ownership Plan portion of the Savings and Investment Plan for which Bankers Trust Company acts as a trustee.

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

    The following table shows beneficial ownership (as defined by applicable rules for proxy statement reporting purposes) of the Company's Common Stock as of March 3, 1997 by each director and nominee, by the Chief Executive Officer and the other five most highly compensated executive officers (collectively, the "Named Executive Officers") and all directors and executive officers as a group. Each individual owned less than 1% of the outstanding Common Stock with the exception of Mr. Kresa who owned 1.28% of the outstanding Common Stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person. No family relationship exists between any of the directors or executive officers of the Company.

                                                                                                  NUMBER OF
                                                                                                   SHARES
NAME OF BENEFICIAL OWNER                                                                    BENEFICIALLY OWNED(5)
------------------------------------------------------------------------------------------  ---------------------
Directors
  Jack R. Borsting........................................................................              3,179(1)
  John T. Chain, Jr.......................................................................              2,516
  Jack Edwards............................................................................              1,864
  Phillip Frost...........................................................................             20,588
  Aulana L. Peters........................................................................              4,453
  John E. Robson..........................................................................              4,499
  Richard M. Rosenberg....................................................................              3,864
  Brent Scowcroft.........................................................................              2,116
  John Brooks Slaughter...................................................................              1,516
  Richard J. Stegemeier...................................................................              4,169(2)
Named Executive Officers
  Kent Kresa*.............................................................................            742,476(3)
  John E. Harrison........................................................................              5,286
  James G. Roche..........................................................................             30,602
  Wallace C. Solberg*.....................................................................             84,351
  Richard B. Waugh, Jr....................................................................             32,344(4)
  Gordon L. Williams......................................................................              6,645
      Directors and Executive Officers as a Group(6)......................................          1,108,522

------------------------

 * Mr. Kresa also serves as Chairman of the Board and Mr. Solberg served as a director until his retirement from the Board of Directors on February 28, 1997.

(1) Includes 1,500 shares held in the Borsting Family Trust of which Dr. Borsting is trustee.

(2) Includes 1,000 shares held in the Richard J. Stegemeier Family Trust of which Mr. Stegemeier and his wife are trustees.

(3) Includes 185,936 shares held by the Kresa Family Trust of which Mr. Kresa is trustee.

(4) Includes 4,221 shares held by the Waugh Family Trust of which Mr. Waugh and his wife are trustees.

(5) Includes options exercisable within 60 days and shares or share equivalents beneficially owned under one or more of the Company's compensation or benefit plans, respectively, as follows: J.R. Borsting -- 1000 and 0 shares; J.T. Chain -- 1000 and 0 shares; J. Edwards -- 1000 and 234 shares; P. Frost -- 500 and 0 shares; A.L. Peters -- 1000 and 2,520 shares; J.E. Robson -- 1000 and 1,379 shares; R.M. Rosenberg -- 1000 and 617 shares; B. Scowcroft -- 1000 and 0 shares; J. Slaughter -- 1000 and 0 shares; R.J. Stegemeier -- 1000 and 1,653 shares; K. Kresa -- 527,200 and 5,015 shares; J.E. Harrison -- 3000 and 173 shares; J.G. Roche -- 13,260 and 621 shares; W.C. Solberg -- 34,300 and 10,188 shares; R.B. Waugh -- 20,800 and 3,086 shares; G.L.
    Williams -- 0 and 0 shares;

(6) Directors and officers as a group owned approximately 1.91% of the outstanding shares.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a classified Board of Directors. Three directors in Class III will be elected at the 1997 Annual Meeting to hold office for three years until the 2000 Annual Meeting of Stockholders and until their successors have been elected and qualified. Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the three Class III Director Nominees listed in the table below. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

    Under the Company's Bylaws, a stockholder may nominate a person for election as a director at a meeting only if the stockholder has given written notice to the Corporate Secretary no later than the tenth day following the date of public disclosure of the date of the meeting or the date of mailing of this Proxy Statement, whichever occurs first. The notice must include the information required by the Bylaws including the name and address of the stockholder as they appear on the books of the Company, all information relating to the nominee required to be disclosed in the solicitation of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934 and the consent of the nominee to serve.

    The following information, furnished with respect to each of the three nominees for election as a Class III director, and each of the four Class I and Class II directors whose terms continue after the Annual Meeting, is obtained from the Company's records or from information furnished directly by the individual to the Company. All the nominees are presently serving on the Board of Directors. It is the Company's policy that members of the Board of Directors are ineligible to stand for election if they will have attained age 70 by the date of the Company's Annual Meeting of Stockholders at which such election is held. Brent Scowcroft, a current Class III director, is ineligible to stand for election by reason of this policy.

                       NOMINEES FOR DIRECTOR -- CLASS III

JOHN T. CHAIN, JR., 62. GENERAL, USAF (RET.) AND PRESIDENT, QUARTERDECK EQUITY PARTNERS, INC., AN INVESTMENT COMPANY.

ELECTED 1991

During his military career, General Chain held a number of Air Force commands. In 1978, he became military assistant to the Secretary of the Air Force. In 1984, he became the Director of Politico-Military Affairs, Department of State. General Chain has been Chief of Staff for Supreme Headquarters Allied Powers Europe, and Commander in Chief, Strategic Air Command, the position from which he retired in February 1991. In March 1991, he became Executive Vice President for Burlington Northern Railroad, serving in that capacity until February 1996. In December 1996 he assumed the position of President of Quarterdeck Equity Partners, Inc. He is a director of Kemper National Corporation, RJR Nabisco, Thomas Group and Nabisco, Inc.

JACK EDWARDS,  68.  MEMBER, HAND ARENDALL, L.L.C.
ELECTED 1991

Jack Edwards was elected in 1964 to the U.S. House of Representatives and served in the Congress for twenty years representing the First District of Alabama. During his tenure in the House, Mr. Edwards served on the Appropriations Committee for sixteen years, including ten years as Senior Republican on the Defense Subcommittee, and sixteen years on the Transportation Subcommittee. He also served on the Banking, Finance and Urban Affairs Committee. He retired from the Congress in January 1985 and became a member of his current law firm. He is a director of Southern Company, Holnam Inc. and QMS, Inc. Mr. Edwards is also President Pro Tempore of the Board of Trustees of the University of Alabama System.

KENT KRESA,  59.  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.
ELECTED 1987

Before joining the Company, Kent Kresa was associated with the Lincoln Laboratories of M.I.T. and the Defense Advanced Research Projects Agency. In 1975, he joined the Company as Vice President and Manager of the Corporation's Research and Technology Center. He became General Manager of the Ventura Division in 1976, Group Vice President of the Aircraft Group in 1982 and Senior Vice President for Technology and Development in 1986. Mr. Kresa was elected President and Chief Operating Officer of the Company in 1987. He was named Chief Executive Officer in 1989 and Chairman of the Board in 1990. Mr. Kresa is a member of the Massachusetts Institute of Technology Visiting Committee for the Department of Aeronautics and Astronautics, a Fellow of the American Institute of Aeronautics and Astronautics, serves on the Board of Governors of the Aerospace Industries Association, the Board of Trustees of the California Institute of Technology, and on the Board of Directors of Chrysler Corporation, Atlantic Richfield Company, the Los Angeles World Affairs Council and the John Tracy Clinic.

                        CONTINUING DIRECTORS -- CLASS I

JACK R. BORSTING,  68.  E. MORGAN STANLEY PROFESSOR OF BUSINESS ADMINISTRATION
                        AND DIRECTOR OF THE CENTER FOR TELECOMMUNICATIONS MANAGEMENT, UNIVERSITY OF SOUTHERN CALIFORNIA.

ELECTED 1991
Dr. Jack R. Borsting was at the Naval Postgraduate School in Monterey, California from 1959 to 1980. During his tenure at Monterey, he was professor of Operations Research, Chairman of the Department of Operations Research and Administration Science, and Provost and Academic Dean. Dr. Borsting was Assistant Secretary of Defense (Comptroller) from 1980 to 1983 and Dean of the School of Business at the University of Miami from 1983 to 1988. From 1988 to 1994, he was the Robert R. Dockson professor and Dean of the School of Business Administration at the University of Southern California, Los Angeles. He is past president of both the Operations Research Society of America and the Military Operations Research Society. He is currently Chairman of the Board of Trustees of the Orthopaedic Hospital Foundation of Los Angeles and serves as a director of Whitman Medical, TROLearning and Bristol Technology.

AULANA L. PETERS,  55.  PARTNER, GIBSON, DUNN & CRUTCHER.
ELECTED 1992
Aulana L. Peters joined the law firm of Gibson, Dunn & Crutcher in 1973. In 1980, she was named a partner in the firm and continued in the practice of law until 1984 when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as a Commissioner, she returned to Gibson, Dunn & Crutcher. Ms. Peters is a director of 3M, Mobil Corporation and Merrill Lynch & Co.

RICHARD M. ROSENBERG,  66.  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            (RETIRED), BANKAMERICA CORPORATION AND BANK OF AMERICA NT&SA.

ELECTED 1991
Richard M. Rosenberg was the Chairman of the Board and Chief Executive Officer of BankAmerica Corporation (BAC) and Bank of America from 1990 to 1996. He had served as President since February 1990 and as Vice Chairman of the Board and a director of BAC and the Bank since 1987. Before joining BankAmerica Corporation, Mr. Rosenberg served as President and Chief Operating Officer of Seafirst Corporation and Seattle-First National Bank which he joined in 1986. Mr. Rosenberg is a retired Commander in the U.S. Navy Reserve, a director of Airborne Express Corporation, Pacific Telesis Group, Potlatch Corporation and K-2 Incorporated and a member of the Board of Trustees of the California Institute of Technology.

RICHARD J. STEGEMEIER,  68.  CHAIRMAN EMERITUS OF THE BOARD OF DIRECTORS, UNOCAL
                             CORPORATION, AN INTEGRATED PETROLEUM COMPANY.

ELECTED 1990
Richard J. Stegemeier joined Union Oil Company of California, principal operating subsidiary of Unocal Corporation, in 1951. Mr. Stegemeier was Chairman of the Board for Unocal Corporation from April 1989 to May 1995 and was Chief Executive Officer from 1988 to 1994. From 1985 to 1992 he was President and from 1985 to 1988 he was Chief Operating Officer. Mr. Stegemeier is a member of the National Academy of Engineering and a director of Foundation Health Corporation, Halliburton Company, Outboard Marine Corporation, Pacific Enterprises and Wells Fargo Bank.

                        CONTINUING DIRECTORS -- CLASS II

PHILLIP FROST,  60.  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, IVAX
                     CORPORATION, A PHARMACEUTICAL COMPANY

ELECTED 1996
Dr. Phillip Frost has served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation since 1987. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is Chairman of Whitman Education Group, Vice Chairman of the Board of Directors of North American Vaccine, Inc., Pan Am Corporation and Continucare Corporation. He is also a director of American Exploration Company and NaPro BioTherapeutics, Inc., a trustee of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

ROBERT A. LUTZ,  65.  VICE CHAIRMAN OF THE BOARD OF DIRECTORS, CHRYSLER
                      CORPORATION.

ELECTED 1997
Mr. Robert A. Lutz joined Chrysler Corporation in 1986 as Executive Vice President of Chrysler Motors Corporation and was elected a director of Chrysler Corporation that same year. He was elected President in 1991 and Vice Chairman in 1996. Prior to joining Chrysler Corporation, Mr. Lutz held senior positions with Ford Motor Company, General Motors Corporation Europe and BMW. He is an executive director of the National Association of Manufacturers and is a member of the National Advisory Council of the University of Michigan School of Engineering, the Board of Trustees of the U.S. Marine Corps University Foundation and the Advisory Board of the University of California-Berkeley, Haas School of Business. Mr. Lutz is also a director of ASCOM Holdings, A.G. and Silicon Graphics, Inc.

JOHN E. ROBSON,  66.  SENIOR ADVISOR, ROBERTSON, STEPHENS & COMPANY, INVESTMENT
                      BANKERS.

ELECTED 1993
From 1989 to 1993, Mr. John E. Robson served as Deputy Secretary of the United States Treasury. He was Dean and Professor of Management at the Emory University School of Business Administration from 1986 to 1989 and President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of G.D. Searle & Co., a pharmaceutical company from 1977 to 1986. Previously he held government posts as Chairman of the U.S. Civil Aeronautics Board, regulator of the airline industry and under Secretary of the Department of Transportation, and engaged in the private practice of law as a partner of Sidley and Austin. Mr. Robson earned his B.A. from Yale University and his J.D. from Harvard Law School. Mr. Robson is a director of Calgene, Inc., Monsanto Company and Security Capital Industrial Trust. He is also a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, a Visiting Fellow at the Heritage Foundation and a Trustee of St. John's College.

JOHN BROOKS SLAUGHTER,  62.  PRESIDENT, OCCIDENTAL COLLEGE.
ELECTED 1993
Dr. John Brooks Slaughter earned his B.S.E.E. from Kansas State University, an M.S. in Engineering from the University of California at Los Angeles and a Ph.D. in Engineering Sciences from the University of California at San Diego. He began his career as an electronics engineer with General Dynamics Convair in San Diego in 1956. He joined the U.S. Navy Electronics Laboratory in San Diego in 1960. In 1975, he became Director of the Applied Physics Laboratory of the University of Washington. In 1977, he was appointed Assistant Director for Astronomics, Atmospherics, Earth and Ocean Sciences at the National Science Foundation. From 1979 to 1980 he served as Academic Vice President and Provost of Washington State University. In 1980, he returned to the National Science Foundation as its Director and served in that capacity until 1982 when he became Chancellor of the University of Maryland, College Park. In 1988, Dr. Slaughter became President of Occidental College in Los Angeles. He is a member of the National Academy of Engineering, a fellow of the American Academy of Arts and Sciences and serves as a Director of Atlantic Richfield, Avery Dennison, Monsanto and IBM.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has Audit, Compensation and Management Development, Nominating, Finance and Executive and Public Policy Committees. The membership of these committees is usually determined at the organizational meeting of the Board in conjunction with the Annual Meeting. The membership of each committee is as follows, with the chairman listed first:

                           COMPENSATION AND
                              MANAGEMENT                                                          EXECUTIVE AND
         AUDIT                DEVELOPMENT            NOMINATING               FINANCE             PUBLIC POLICY
-----------------------  ---------------------  ---------------------  ---------------------  ---------------------
Jack Edwards             Richard J. Stegemeier  Jack R. Borsting       Richard M. Rosenberg   Aulana L. Peters
Jack R. Borsting         Jack R. Borsting       John T. Chain, Jr.     John T. Chain, Jr.     Phillip Frost
Aulana L. Peters         John T. Chain, Jr.     Richard M. Rosenberg   Jack Edwards           John Brooks Slaughter
John Brooks Slaughter    Jack Edwards           John Brooks Slaughter  Phillip Frost          Richard J. Stegemeier
Richard J. Stegemeier    John E. Robson                                John E. Robson
                         Brent Scowcroft                               Brent Scowcroft

AUDIT COMMITTEE

    The Audit Committee meets periodically with both the Company's independent auditors and the Company's chief internal auditor to review audit results and the adequacy of the Company's systems of internal controls. In addition, the Audit Committee recommends to the Board of Directors the appointment or discharge of the Company's independent auditors, and reviews each professional service of a non-audit nature to be provided by the independent auditors to evaluate the impact on the independence of the auditors of undertaking such added services. The Audit Committee held six meetings in 1996.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

    The Compensation and Management Development Committee recommends to the Board of Directors the base salary and incentive compensation of all elected officers and takes final action with respect to base salary and incentive compensation for certain other officers and key employees. It reviews the Company's compensation policies and management actions to assure the succession of qualified officers. The Committee also establishes the Company's annual performance objectives under the incentive compensation plans, recommends to the Board of Directors the amounts to be appropriated for awards under such plans and under the Company's 1973 Incentive Compensation Plan (the "1973 Incentive Plan"). The Committee grants awards under and administers the Company's Long-Term Incentive Plans and recommends to the Board of Directors all compensation plans in which Company officers are eligible to participate. The Compensation and Management Development Committee held eight meetings in 1996.

NOMINATING COMMITTEE

    The Nominating Committee reviews candidates to serve as directors and recommends to the Board of Directors nominees for election. The activities and associations of each candidate are examined to ensure that there is no legal impediment, conflict of interest, or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a Northrop Grumman director is to represent the interests of the stockholders as a whole. The Committee will consider nominees recommended by stockholders if such nominations have been submitted in writing, accompanied both by a description of the proposed nominee's qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The recommendation should be addressed to the Committee in care of the Secretary of the Company. In addition, the Nominating Committee makes recommendations to the Board of Directors concerning the composition and size of the Board of Directors, candidates to fill vacancies, the performance of incumbent directors, and the remuneration of non-employee directors. The Nominating Committee held three meetings in 1996.

FINANCE COMMITTEE

    The Finance Committee reviews and makes recommendations concerning proposed dividend actions and issuance of debt or equity securities. The Committee considers and makes recommendations for final action by the Board on contracts, programs, acquisitions, mergers or divestments of an unusual or material nature. The Committee also reviews the investment performance of the employee benefit plans, capital asset requirements and short-term investment policy when appropriate. The Finance Committee held six meetings in 1996.

EXECUTIVE AND PUBLIC POLICY COMMITTEE

    The Executive and Public Policy Committee reviews and monitors the Northrop Grumman Employees Political Action Committee and makes policy and budget recommendations to the Board on proposed charitable contributions and aid to higher education. The Committee reviews and approves the Company's policy for engaging the services of consultants and commission agents. The Executive and Public Policy Committee held seven meetings in 1996.

                          BOARD AND COMMITTEE MEETINGS

    During 1996, the Board held twelve meetings and the committees described above held thirty. Average attendance at all such meetings was 94%. Each incumbent director attended at least 82% of the total number of board and committee meetings he or she was eligible to attend.

                           COMPENSATION OF DIRECTORS

    The Company paid each director an annual retainer of $28,000 and an additional $1,000 for each Board and committee meeting attended during 1996. Committee chairmen are paid an annual retainer of $3,000. Any director who performs extraordinary services for the Board at the request of the Chairman of the Board or the chairman of a committee is paid $1,000 per day. Directors are reimbursed for all reasonable expenses in attending these meetings and in performing extraordinary services. Directors who are employees of the Company do not receive any compensation for their service as directors.

    The 1993 Stock Plan For Non-Employee Directors provides that 30% of the retainer earned by each director is paid in shares of the Company's Common Stock, issued following the close of the fiscal year. In addition, directors may defer payment of all or a portion of their remaining retainer fees, Committee Chairman retainer fees and/or board and committee meeting fees. Deferred compensation may either be distributed in shares of the Company's Common Stock, issued after the close of the fiscal year, or placed in a Stock Unit account until the conclusion of a director-specified deferral period, a minimum of two years from the time the compensation is earned. All deferral elections must be made prior to the beginning of the year for which the retainer and fees will be paid. Directors are credited with dividend equivalents in connection with the shares of the Company's Common Stock which are distributed early in the year following the year earned or deferred into the Stock Unit account. The Board has adopted a Company stock ownership guideline for outside directors of three times the annual retainer, to be achieved within five years of joining the Board (for existing directors, five years from the 1995 date of adoption).

    The 1995 Stock Option Plan for Non-Employee Directors, as amended, provides for the annual grant of options to each non-employee director to purchase 1,500 shares of the Company's Common Stock with an exercise price equal to the fair market value of the Common Stock on the grant date. The options have a term of ten years. If the individual ceases to serve as a director, the options continue to be exercisable for the lesser of five years or the expiration of the original term of the options. If termination is for cause, the options terminate when the director ceases to serve.

    The Northrop Grumman Corporation Board of Directors Retirement Plan (the "Directors Plan") provides that outside directors, as defined in the Company's Bylaws, are eligible to receive a retirement benefit if they retire from the Board following completion of at least five or more consecutive years of service as an outside Board member. Outside directors are also eligible for benefits if they are ineligible to stand for election because they will have attained age 70 prior to the Annual Meeting of Stockholders and have not completed at least five consecutive years of service as an outside director. The annual benefit payable is equal to the annual retainer then being paid to active directors or such lesser amount as is provided for under the Directors Plan. Benefits are payable for ten years or less (as set forth in the Directors Plan), from the director's retirement date. In the case of a director's death while receiving benefits, the benefits are payable to the director's surviving spouse, as defined in the Directors Plan. In the event of a change in control, all outside directors serving on the Board at that time shall be immediately vested and entitled to an annual benefit amount for each year of consecutive service. In addition, benefits payable under the Directors Plan have been funded through the establishment of a grantor trust. In March, the Board of Directors terminated the Directors Plan with respect to future outside directors.

    The Board of Directors has adopted the Northrop Grumman Non-Employee Directors Equity Participation Plan ("Equity Plan"). The Equity Plan is applicable to outside directors who become such after March 1, 1997 and directors serving prior to that date who elect to participate in the Equity Plan. Directors who elect to participate in the Equity Plan must terminate their participation in the Directors Plan. Under the Equity Plan, outside directors shall have an amount equal to 50% of their annual retainer credited to an equity participation account and converted into stock units based on the then fair market value of the Company's Common Stock. Existing directors who elect to participate in the Equity Plan will receive a special accrual into the equity participation account equal to the present value of accrued benefits under the Directors Plan. Each stock unit will be credited with dividend equivalents, which will be deemed reinvested in additional stock units. Each outside director who terminates service after three or more years of service shall be entitled to receive cash payments from the equity participation account in a number of annual installments equal to the number of years for which benefits have been accrued (not to exceed ten), each installment to be in an amount equal to the dollar value of the equity participation account based on Company Common Stock value as of the date of determination of the installment payment, divided by the number of installments then remaining to be paid. The Board of Directors believes that the Equity Plan will further align the interests of the directors with the interests of the stockholders by making this part of the directors' benefits dependent upon the value of the Company's Common Stock.

VOTE REQUIRED

    The vote of a plurality of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote), is required for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES FOR DIRECTOR LISTED ABOVE.

                             COMPENSATION COMMITTEE
        REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

    The Compensation and Management Development Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation applicable to employees elected as executive officers of the Company. The Committee is comprised exclusively of outside directors.

COMPENSATION PHILOSOPHY

    The Company's executive compensation program is designed to promote recruitment and retention of key employees of exceptional ability. It is comprised of linked plans that encourage participants to concentrate their attention, energy and skill on achieving superior current performance, financial results exceeding specific thresholds, and long-term prosperous growth.

    Major components of executive compensation are at risk and vary directly in their amount with each executive's impact on desired business results. Successful accomplishment of business goals in both annual operating performance and stockholder value can produce significant individual rewards. Failure to attain business goals will have a negative effect on rewards.

    In addition to variations attributable to individual performance against business goals and Company performance in equity markets, executive total compensation is influenced directly by competitive considerations. Base salaries of executives are targeted at a competitive market median on a job-by-job basis with individual variations explained by differences in experience, skills and sustained performance. Annual incentive compensation and long-term incentive stock compensation vary with individual job level, scope and overall influence on Company business results.

    Normalized for these individual variations, annual total cash compensation -- the sum of base salary and incentive compensation -- will be lower than the competitive market median in years of below target performance, and above the competitive market median in years performance exceeds target.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer ("CEO") and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit.

    In 1995 and 1996 shareholders approved amendments to the Company's Long-Term Incentive Stock Plan ("1993 Stock Plan") to meet the performance-based criteria of Section 162(m). All awards to date under the 1993 Stock Plan, except the November 1993 award of Restricted Performance Stock Rights ("RPSRs") to other than the CEO and 13,000 Restricted Stock Rights, meet these criteria. Therefore, the loss of any deduction associated with compensation under the Stock Plan should not be material.

    The 1973 Incentive Compensation Plan ("1973 Incentive Plan") is also subject to Section 162(m) of the Code. The CEO elected to defer 1996 and 1997 cash compensation to the extent that it would cause the loss of a deduction under
Section 162(m). Loss of tax deduction for 1996 attributable to cash compensation of other officers covered by Section 162(m) is de minimis.

MEASURING COMPANY PERFORMANCE

    Consistent with the Company's business plan, management in each organizational element prepares and submits for assessment an Annual Operating Plan containing Financial and Supplemental Goals together with defined performance measures and numerical weights.

    - FINANCIAL GOALS focus on operating earnings, cash flow and shareholder value metrics.

    - SUPPLEMENTAL GOALS focus on such factors as new product development, new business initiatives, productivity, quality improvement, workplace diversity, management development, and environmental management.

    These goals are communicated within each organizational element resulting in the formation of individual performance goals specific to each salaried employee. Documented and approved in accordance with the Company's Performance Management Process, accomplishments against individual goals are evaluated at year-end.

    For the executive officers, three weighted Performance Measurement Factors are used to determine annual incentive compensation. For 1996, these factors and their relative weightings were:

    1.  PRE-TAX RETURN ON 3-YEAR AVERAGE SHAREHOLDER EQUITY -- weighted 30%;

    2. VALUE CREATION as measured by Warranted Equity Value (a measure of shareholder value) -- weighted 50%;

    3.  SUPPLEMENTAL GOALS such as delineated above -- weighted 20%.

    Factors (1) and (2) above have specific numerical thresholds approved by the Committee below which no credit is earned.

    Annually, the Committee reviews, approves and -- at its discretion -- modifies the CEO's written proposal of goals and numerical values for each Performance Measurement Factor. Performance highlights against 1996 goals can be found below in 1996 CHIEF EXECUTIVE OFFICER COMPENSATION.

DETERMINING COMPETITIVE COMPENSATION

    In determining base salaries and incentive compensation for the named executive officers, sources of competitive compensation information are independent surveys of industry peer companies. Peer companies include:

    - Those in the Standard & Poor's Aerospace and Defense Index;

    - Companies comprising the aerospace and defense group depicted in the performance graph in the SHAREOWNER RETURN PERFORMANCE PRESENTATION following this Report;

    - Other companies designated by the Committee.

    Hewitt Associates is the Company's primary source of executive compensation surveys which include the Management Compensation Services Project 777 Survey, the Summit Survey of Aerospace Companies, and a custom survey of aerospace and defense companies selected by the Committee.

    Competitive award guidelines contained in the Company's Long-Term Incentive Stock Plan Guide to Administration have been established by the Committee with the assistance of Frederic W. Cook, Inc., an independent compensation consulting firm.

    In the fall of 1996, the Committee engaged Hewitt Associates to complete a special study examining the competitiveness of all aspects of compensation for elected officers of the Company. In reviewing results of the study, the Committee determined that total compensation of this group, in the aggregate, does not exceed the industry median.

ESTABLISHING EXECUTIVE COMPENSATION -- A MANAGEMENT PROCESS

    The Company's executive officer compensation program includes the following linked plans:

    - Base Salary

    - Annual Incentive Compensation

    - Long-Term Incentive Compensation

BASE SALARY

    Annually, the Committee reviews, and accepts or modifies as it deems appropriate, base salary recommendations submitted by the CEO for the Company's executive officers (other than the CEO). This salary plan is based on independent market surveys of compensation and evaluation of past performance and expected future contributions of the individual executives.

    Separately, the Committee reviews the base salary of the CEO, considering competitive compensation data and the Committee's assessment of past performance and its expectation of future contributions. The Board (absent all employee-directors) then approves or modifies the Committee's recommendations for the senior executives and the CEO.

    The CEO is paid a base salary at approximately the competitive market median, measured by independent compensation surveys of the aerospace and defense industry. From sources of competitive compensation information, the Committee has determined that the average base salary paid by the Company to the senior executive group -- on average -- does not exceed the competitive market median.

ANNUAL INCENTIVE COMPENSATION

    Executive officers are eligible for incentive compensation annually under the Corporation's shareholder-approved 1973 Incentive Plan. However, no awards may be earned or paid for years in which the pre-tax return on 3-year average shareholder equity is not at least 10%, or in which no dividend is declared on common stock. The aggregate amount of awards payable may not exceed 3% of the pre-tax adjusted gross margin for that year.

    In years in which incentive compensation awards are payable, the Committee decides individual awards for the executive officers following its consideration of the CEO's report of overall corporate performance against the Performance Measurement Factors delineated above. Annual incentive awards for executive officers are the product of individual base salary, target bonus percentage based on position, Unit Performance Factor, and an individual performance score between 0.00 and 1.50 termed Individual Performance Factor. The Unit Performance Factor represents the Committee's assessment of overall Company performance as a single numerical value between 0.00 and 2.00.

    Accompanying his performance report, the CEO submits recommendations to the Committee for individual incentive awards for the executive officers, except the CEO, which reflect their contributions to the accomplishment of annual goals and the Company's long-term business plan. Separately, the Committee considers an incentive compensation award for the CEO based on its assessment of his recent-year performance. The Board (absent all employee-directors) then approves or modifies the Committee's recommendations for the executive officers and the CEO.

LONG-TERM INCENTIVE COMPENSATION

    Annually, the Committee considers granting executive officers awards under the current shareholder-approved 1993 Stock Plan.

    The 1993 Stock Plan provides the flexibility to grant awards spanning a number of years in a variety of forms, including stock options, restricted stock rights and restricted performance stock rights ("RPSRs"). The purpose of this form of compensation is to establish long-term performance horizons for 1993 Stock Plan participants. By promoting ownership of the Company's Common Stock, the 1993 Stock Plan creates shareholder-managers interested in the sustained growth and prosperity of the Company.

    In the Company's fiscal year ended December 31, 1996, the Committee granted stock options, restricted stock rights and RPSRs to selected key managers. The performance variable governing the future payments and the ultimate value of RPSRs is linked to Company total shareholder return compared to that of companies charted in the Industry Peer Group performance graph depicted in the SHAREOWNER RETURN PERFORMANCE PRESENTATION that follows this Report.

    In establishing grants for individuals, including the executive officers other than the CEO, the Committee reviewed the CEO's recommendations for individual awards. The Committee approved awards taking into account the scope of accountability, record of achievement and contribution, and anticipated future influence on Company performance of each recipient.

    Awards under the 1993 Stock Plan in 1996 were granted on December 17, 1996. Applying established guidelines for the size of annual long-term incentive awards for executive officers, actual grants of such awards in 1996 -- on average -- do not exceed the competitive market median according to sources cited earlier.

1996 CHIEF EXECUTIVE OFFICER COMPENSATION

    In evaluating performance of the CEO and establishing his annual incentive compensation, the Committee reviewed the overall performance of the Company and Mr. Kresa's individual contributions. The Committee noted that overall performance exceeded targets for the Company's three Performance Measurement Factors and gave special recognition to the following 1996 accomplishments realized under Mr. Kresa's leadership:

    - The Company strengthened its position as a key supplier of defense electronics through the acquisition and effective assimilation of the former Electronics Systems Group of the Westinghouse Electric Corporation.

    - The Company's financial performance including that for debt reduction exceeded established targets.

    - Growth of warranted equity value exceeded target and the response of investors to the Company's first public stock offering exceeded expectations.

    - In commercial aerostructures, the Company strengthened its position by signing new long-term agreements with The Boeing Company.

    - The Department of Defense approved the purchase of nineteen more Joint STARS aircraft; additionally, the successful peacekeeping deployment to Bosnia further strengthened the Company's international sales prospects.

    - Other significant defense electronics contract awards included ALQ-135 electronic countermeasures, full rate production for E-3 Airborne Radar System Improvements for NATO, and the Space Based Infrared System.

    - Contract Research and Development acquisitions significantly exceeded the annual operating plan targets thereby providing critical leverage for future business opportunities.

    - In the military aircraft segment, the loss of the JSF was a disappointment. However, there were also important accomplishments. The F/A 18E/F program received Navy approval to initiate the Low Rate Initial Production phase, paving the way for increased future aircraft production. The B-2 program achieved or exceeded key performance milestones and the successful tests of the GPS Aided Munitions showcased the B-2's ability to deliver near-precision weapons.

    Considering competitive market compensation practice derived from sources cited in the Competitive Compensation Information section of this Report and Mr. Kresa's performance as outlined in this section, the Committee submitted recommendations to the Board (absent employee-directors) for

Mr. Kresa's 1996 compensation. Board approved recommendations included an annual incentive compensation award, a long-term incentive stock award, and a base salary increase. The Summary Compensation Table following this Report contains information detailing these actions.

             THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        RICHARD J. STEGEMEIER, CHAIRMAN
                                JACK R. BORSTING
                               JOHN T. CHAIN, JR.
                                  JACK EDWARDS
                                 JOHN E. ROBSON
                                BRENT SCOWCROFT

SHAREOWNER RETURN PERFORMANCE PRESENTATION

    The line graph below compares the relative change in the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index, the S&P Aerospace & Defense Composite Index (the "A&D Index"), and an industry peer group index (the "Industry Peer Group") comprised of Boeing, General Dynamics, Lockheed Martin, McDonnell Douglas, Raytheon and United Technologies. The Industry Peer Group includes companies that historically were included in the A&D Index, but which in 1996 were reassigned by Standard & Poors' from the A&D Index to other industry groups. Because the Company believes that the composition of the A&D Index prior to those reassignments better represents the Company's competitors, the Company has elected to continue to include those companies in the Industry Peer Group for purposes of presenting relative total shareowner return. The A&D Index also differs from the Industry Peer Group by including the Company and, on a historic basis, by including companies that have been acquired or have divested their aerospace and defense operations.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             NORTHROP GRUMMAN     S&P 500 INDEX     INDUSTRY PEER GROUP     S&P AEROSPACE/DEFENSE INDEX
1991                       $100              $100                   $100                             $100
1992                        136               108                     98                              105
1993                        156               118                    134                              137
1994                        182               120                    145                              148
1995                        286               165                    235                              245
1996                        379               203                    303                              328

ASSUMES $100 INVESTED AT THE BEGINNING OF THE PERIOD IN THE COMPANY'S COMMON STOCK,

S&P 500 INDEX, PEER GROUP INDEX AND S&P AEROSPACE/DEFENSE INDEX.

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                             EXECUTIVE COMPENSATION

    The table below shows the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994 of the named executive officers at December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION            OTHER
                                               ---------------------------------    ANNUAL
         NAME AND PRINCIPAL POSITION           YEAR    SALARY ($)     BONUS ($)   COMPENSATION ($)
---------------------------------------------  ----  --------------   ----------  -----------
KENT KRESA(4)................................  1996      835,000      1,200,000     58,544(5)
    Chairman of the Board,                     1995      730,000      1,000,000
    President and Chief Executive              1994      700,000        850,000     56,344
    Officer
GORDON L. WILLIAMS...........................  1996      450,903        380,000   1,202,818(8)
    Corporate Vice President and               1995      238,688(6)     428,000    481,742(8)
    General Manager, Commercial                1994      120,344(7)     126,000
    Aircraft Division
WALLACE C. SOLBERG...........................  1996      390,000        380,000
    Corporate Vice President and               1995      336,667        320,000
    General Manager, Military Aircraft         1994      305,833        300,000
    Systems Division
RICHARD B. WAUGH, JR.........................  1996      338,333(9)     345,000
    Corporate Vice President and               1995      275,000        350,000
    Chief Financial Officer                    1994      245,833        360,000
JOHN E. HARRISON.............................  1996      314,167        320,000
    Corporate Vice President                   1995      256,666        250,000
    and General Manager,                       1994      222,500        160,000
    Electronics and Systems Integration
    Division
JAMES G. ROCHE...............................  1996      310,417(10)    320,000    674,384(11)
    Corporate Vice President and               1995      243,333        330,000
    General Manager Electronic                 1994      232,167        215,000
    Sensors and Systems Division

                                                          LONG-TERM COMPENSATION
                                               --------------------------------------------
                                                          AWARDS                PAYOUTS
                                               ----------------------------  --------------
                                                                 SECURITIES
                                                 RESTRICTED      UNDERLYING
                                                    STOCK         OPTIONS/        LTIP            ALL OTHER
         NAME AND PRINCIPAL POSITION           AWARD(S) ($)(1)    SARS (#)   PAYOUTS ($)(2)   COMPENSATION ($)(3)
---------------------------------------------  ---------------   ----------  --------------   ------------------
KENT KRESA(4)................................             0        45,000                           6,339
    Chairman of the Board,                                0        42,000          480,000          5,625
    President and Chief Executive                         0        40,000                           6,000
    Officer
GORDON L. WILLIAMS...........................             0             0
    Corporate Vice President and                    485,000        10,000          267,120
    General Manager, Commercial                           0        12,000
    Aircraft Division
WALLACE C. SOLBERG...........................             0             0                           6,000
    Corporate Vice President and                          0        10,000          180,200          6,000
    General Manager, Military Aircraft                    0        12,000                           6,000
    Systems Division
RICHARD B. WAUGH, JR.........................             0        13,000                           6,000
    Corporate Vice President and                          0        10,000          148,400          6,000
    Chief Financial Officer                               0        12,000                           5,997
JOHN E. HARRISON.............................             0        12,500                           6,000
    Corporate Vice President                              0        10,000          137,800          6,000
    and General Manager,                                  0        12,000                           3,600
    Electronics and Systems Integration
    Division
JAMES G. ROCHE...............................       315,625        12,500                           6,000
    Corporate Vice President and                          0        10,000          116,870          6,000
    General Manager Electronic                            0        10,000                           6,000
    Sensors and Systems Division

------------------------------
    (1) Restricted Stock Rights ("RSRs") generally provide for the issuance of unrestricted Common Stock in yearly increments equal to 20% of the total grant, commencing within one year of the grant date. The entire RSR grant is therefore issued within five (5) years from the date of grant. An RSR with vesting dates of less than three (3) years was granted to G.L. Williams on August 25, 1995 for 8,000 shares. Aggregate restricted shares or rights held by Named Executive Officers, valued at December 31, 1996, were: K. Kresa 21,250 shares at $1,758,438, R.B. Waugh, Jr.;
        800 shares at $66,200; J.G. Roche, 7,720 shares at $638,830.

    (2) Awards granted pursuant to the Transition Project Incentive Plan whose performance period ended December 31, 1995.

    (3) "All Other Compensation" consists of Company contributions to the Northrop Grumman Savings and Investment Plan for the Named Executive Officers.

    (4) Annual Compensation in excess of $1,000,000 attributable to 1996 that would be disallowed for tax deduction under Internal Revenue Code
        Section 162(m) will be deferred in accordance with the Company's Executive Deferred Compensation Plan, which provides for interest on the deferred amount and payment in installments or lump sum at the election of the participant.

    (5) Amount includes $14,953 for premium amounts paid on behalf of Mr. Kresa for life, accidental death and dismemberment, medical, dental and long-term disability insurance.

    (6) In 1995, Mr. Williams received $196,439 pursuant to the Vought Aircraft Supplemental Executive Retirement Plan, adopted by Vought in 1992 (the "Vought Supplemental Plan") which, pursuant to his employment contract, reduced his salary in 1995 by an equal amount.

    (7) Mr. Williams was elected Corporate Vice President and General Manager, Commercial Aircraft Division in September 1994. The compensation reported for 1994 reflects salary paid following the Corporation's acquisition of Vought Aircraft Company in September 1994. Mr. Williams received $21,909 pursuant to the Vought Supplemental Plan which, pursuant to his employment contract, reduced his salary in 1994 by an equal amount.

    (8) Amount includes $936,269 in 1996 and $424,018 in 1995 constituting reimbursements for payment of taxes primarily related to required reimbursements for Company funding of the Vought Supplemental Plan.

    (9)Amount does not include $30,075 paid for vacation hours accrued but not used.

   (10) Amount does not include $33,497 paid for vacation hours accrued but not used.

   (11) Amount includes $352,172 in relocation expenses incurred by Dr. Roche in his transfer to the Electronic Sensors and Systems Division and $291,387 constituting reimbursement for payment of taxes related to those expenses.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below shows individual grants of stock options made in 1996 to each named executive officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                                                                                   APPRECIATION FOR
                                       INDIVIDUAL GRANTS                                           OPTION TERM (1)
-----------------------------------------------------------------------------------------------  --------------------
                                    NUMBER OF
                                   SECURITIES        % OF TOTAL
                                   UNDERLYING      OPTIONS GRANTED    EXERCISE OR
                                     OPTIONS       TO EMPLOYEES IN       BASE       EXPIRATION
NAME                             GRANTED(#) (2)      FISCAL YEAR     PRICE ($/SH)      DATE       5% ($)     10% ($)
-------------------------------  ---------------  -----------------  -------------  -----------  ---------  ---------
KENT KRESA.....................        45,000              4.58        $   80.50      12/17/06   2,278,553  5,774,265
GORDON L. WILLIAMS.............             0                 0
WALLACE C. SOLBERG.............             0                 0
RICHARD B. WAUGH, JR...........        13,000              1.32            80.50      12/17/06     658,249  1,668,121
JOHN E. HARRISON...............        12,500              1.27            80.50      12/17/06     632,931  1,603,963
JAMES G. ROCHE.................        12,500              1.27            80.50      12/17/06     632,931  1,603,963

------------------------------
(1) The potential realizable value of each grant of options assuming that the market price of the Company's Common Stock from the date of the grant to the end of the option term (10 years) appreciates in value at an annualized rate of 5% and 10%.

(2) The first installment of 25% of the total grant becomes exercisable two years after the date of the grant, with 25% vesting annually thereafter.

OPTION EXERCISES AND VALUES

    Shown below is aggregated information with respect to the exercise of stock options during the year ending December 31, 1996 by each named executive officer, and the value at December 31, 1996 of unexercised options.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                               NUMBER OF
                                                                              SECURITIES           VALUE OF
                                                                              UNDERLYING         UNEXERCISED
                                                                              UNEXERCISED        IN-THE-MONEY
                                                                              OPTIONS AT          OPTIONS AT
                                                                               FY-END(#)          FY-END($)
                                           SHARES ACQUIRED       VALUE       EXERCISABLE/        EXERCISABLE/
NAME                                       ON EXERCISE (#)   REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE (1)
----------------------------------------  -----------------  -------------  ---------------  --------------------
KENT KRESA..............................              0                0    527,200/134,200  33,580,900/3,183,650
GORDON L. WILLIAMS......................              0                0       14,500/0           541,375/0
WALLACE C. SOLBERG......................         11,200          448,000      20,200/30,600   1,035,450/1,214,350
RICHARD B. WAUGH, JR....................              0                0      20,800/39,600   1,109,925/1,017,100
JOHN E. HARRISON........................              0                0       3,000/31,500       119,250/643,375
JAMES G. ROCHE..........................          3,300          155,100      13,260/36,440       660,535/900,290

------------------------------
(1) Based on the market value at December 31, 1996 of $82.75

RESTRICTED PERFORMANCE STOCK RIGHTS GRANTS IN LAST FISCAL YEAR

    There is shown below information concerning grants of Restricted Performance Stock Rights made to named executive officers during the last completed fiscal year.

             LONG- TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                          PERFORMANCE OR
                                            NUMBER OF      OTHER PERIOD                 ESTIMATED FUTURE PAYOUTS
                                          SHARES, UNITS        UNTIL                UNDER NON-STOCK PRICE-BASED PLANS
                                            OR OTHER       MATURATION OR   ---------------------------------------------------
NAME                                      RIGHTS (#)(1)       PAYOUT           THRESHOLD (#)      TARGET (#)     MAXIMUM (#)
---------------------------------------  ---------------  ---------------  ---------------------  -----------  ---------------
KENT KRESA.............................        45,000           5 yrs.                   0            45,000         67,500
RICHARD B. WAUGH, JR...................        13,000           5 yrs.                   0            13,000         19,500
JOHN E. HARRISON.......................        12,500           5 yrs.                   0            12,500         18,750
JAMES G. ROCHE.........................        12,500           5 yrs.                   0            12,500         18,750

------------------------

(1) The number of Restricted Performance Stock Rights which may be earned under the 1993 Stock Plan is based on Company total stockholder return compared to that of companies in the Industry Peer Group. Earnouts over a five year performance period range from 0% to 150% of the rights awarded. Dividend equivalents will be distributed in shares on those shares earned over the five year period. Interim payments may be made if earned by prorata performance at the end of years 3 and 4. Interim payments are reconciled with and offset by any final payment due at the end of year 5 based on performance. In the unlikely event that the sum of interim payments made at the end of years 3 and 4 exceed the final payment due, no restoration of shares received will be required.

PENSION PLANS

    For purposes of illustration, the following table shows the amount of annual retirement benefits that would be accrued at age 65 under the Northrop Grumman Pension Plan (the "Pension Plan"), as supplemented by the Northrop Corporation ERISA Supplemental Plan I ("ERISA 1") and the ERISA Supplemental Program 2 ("ERISA 2") (collectively, the "Supplemental Retirement Plans").

   ANNUAL
   AVERAGE
COMPENSATION
  (HIGHEST                                   YEARS OF BENEFIT SERVICE
 3 YEARS OUT     --------------------------------------------------------------------------------
 OF LAST 10)        5           10          15          20          25          30          35
-------------    --------    --------    --------    --------    --------    --------    --------
  $  100,000     $  8,300    $ 16,700    $ 25,000    $ 33,300    $ 41,700    $ 50,000    $ 50,000
     150,000       12,500      25,000      37,500      50,000      62,500      75,000      75,000
     200,000       16,700      33,300      50,000      66,700      83,300     100,000     100,000
     250,000       20,800      41,700      62,500      83,300     104,200     125,000     125,000
     300,000       25,000      50,000      75,000     100,000     125,000     150,000     150,000
     400,000       33,300      66,700     100,000     133,300     166,700     200,000     200,000
     500,000       41,700      83,300     125,000     166,700     208,300     250,000     250,000
     600,000       50,000     100,000     150,000     200,000     250,000     300,000     300,000
   1,000,000       83,300     166,700     250,000     333,300     416,700     500,000     500,000
   1,400,000      116,700     233,300     350,000     466,700     583,300     700,000     700,000
   1,800,000      150,000     300,000     450,000     600,000     750,000     900,000     900,000

Compensation covered by the plans for executive officers is substantially equivalent to salary and bonuses as reflected in the Summary Compensation Table. Benefit Service earned after January 1, 1995 in excess of 30 years will not be taken into account for accrual of retirement benefits. Benefits payable under the Supplemental Retirement Plans have been secured through the establishment of two grantor trusts. The credited years of service under the Pension Plan and Supplemental Retirement Plans of five of the six individuals named in the Summary Compensation Table are as follows: Mr. Kresa, 22 years; Mr. Solberg, 13 years; Mr. Waugh, 18 years, Mr. Harrison, 7 years and Dr. Roche, 13 years. Mr. Williams does not participate in the Pension Plan or Supplemental Retirement Plans. In addition, Mr. Solberg will receive an annual retirement benefit of $32,059 under a separate retirement plan of a Company division.

Mr. Harrison is also a participant in the Grumman Supplemental Retirement Plan. The Annual benefit payable at age 65 under that plan is estimated to be $51,631. Mr. Harrison will also receive an estimated annual benefit of $62,430 under ERISA 2 to provide for additional retirement benefits due him from Grumman Corporation. Benefits are calculated on a straight life annuity basis at selected compensation levels and years of service reflected in the table above. The listed benefit amounts are not subject to any reduction for Social Security benefits or other offset amounts.

    The Company maintains a Supplemental Retirement Income Program for Senior Executives ("SRI"), under which certain employees are designated by the Board of Directors, to receive benefits in lieu of benefits otherwise payable under the Pension Plan and the Supplemental Retirement Plans. The amount of the supplemental benefit under the SRI is equal to the greater of 1) the participant's benefit under the Pension Plan calculated without regard to the limits imposed under Sections 415 and 401(a)(17) of the Code, or 2) a fixed percentage of the participant's final average salary (which term includes bonus and is based on the highest 3 years out of last 5) equal to 30% at age 55, increasing 4% for each year up to and including age 60, and increasing 2% for each year beyond age 60 to 65, in each case less the benefit allowable under the Pension Plan. Mr. Kresa, who is eligible to receive an annual benefit (estimated to be $1,391,993 payable at age 65, assuming continued employment and based upon estimated levels of final average salary) under SRI, is the only Named Executive Officer currently participating in SRI. SRI eligibility, in addition to designation by the Board of Directors, requires the attainment of age 55 and 10 years of vesting service. The vesting service requirement may be waived by the Chief Executive Officer.

    Benefits paid to Mr. Williams pursuant to the Vought Supplemental Plan are determined on an actuarial basis based on 50% of the participant's average monthly compensation (based on highest total compensation over a three year period) subject to offsets for amounts paid or payable under defined benefit retirement plans. Mr. Williams commenced receiving benefits pursuant to the Vought Supplemental Plan in 1996, and he is currently eligible to receive an annual benefit (estimated to be not less than $400,000) under this plan for life with a 50% spousal survivor benefit thereafter. Mr. Williams is the only named executive officer currently participating in the Vought Supplemental Plan.

CHANGE IN CONTROL AGREEMENTS

    The Company has entered into special severance agreements ("Agreements") with its executive officers, including Messrs. Kresa, Solberg (which will expire December 31, 1997), Waugh, Harrison and Roche. The purpose of the Agreements is to encourage these key executives to continue to carry out their duties in the event of the possibility of a change in control of the Company. Payments under the Agreements would be made only if there is a Change in Control of the Company and the executive's employment is thereafter terminated, within a period of 24 months other than for narrowly defined causes.

    Generally, a "Change in Control" shall be deemed to have occurred if (i) there is a consolidation or merger of the Company and the Company is not the surviving corporation or the Company's stockholders do not own more than 75% of the voting stock of the surviving corporation, (ii) there is a sale, lease or transfer of substantially all of the assets of the Company, (iii) the shareholders approve a plan or proposal for the liquidation or dissolution of the Company, (iv) any person (other than a trust established pursuant to an employee benefit plan of the Company) becomes the beneficial owner of 15% or more of the Company's outstanding stock, or (v) during any two-year period individuals who at the beginning of such period (including new directors whose election was approved by at least two-thirds (2/3) of the directors then in office or whose election was so approved) cease for any reason to be a majority of the board of directors.

    The executive shall be entitled to certain benefits upon a termination of employment within the twenty-four month period following a Change in Control except a termination of employment resulting from the executive's death, a termination by the Company for "cause" or "disability," or a termination by the executive other than for "good reason."

    In the event of a termination which requires the Company to make payments under an Agreement, the executive shall be entitled, subject to certain exceptions, to: (i) full base salary through the date of termination and any other sums owed the executive, (ii) severance pay equal to 3.0 X the executive's highest annual base salary in effect at any time through the date of termination, (iii) 3.0 X the higher of the executive's average bonus over a three year period or the target bonus for the year in which the termination occurs; (iv) medical, dental and life insurance benefits substantially similar to those which the executive was receiving as of the Change in Control for a period of 36 months, (v) all deferred and accrued bonus and vacation pay pursuant to policies in effect as of designated alternative dates, and (vi) a cash payment representing the present value of benefits accrued under the Company's supplemental and excess benefit plans (calculated as though the executive's employment had continued for three years). The Company will make a payment to the executive to ensure that the amounts received attributable to a Change in Control are not subject to net reductions due to imposition of excise taxes under Section 4999 of the Code.

MANAGEMENT CONTRACTS

    In August, 1995, the Company entered into an employment agreement with Gordon L. Williams, Corporate Vice President and General Manager, Commercial Aircraft Division. Under the Agreement, which terminated with Mr. Williams' retirement on December 20, 1996, he was entitled to an annual base salary, commencing in 1996, of $420,000 which was not offset by amounts payable under the Vought Supplemental Plan, and was eligible to participate in the Company's Incentive Compensation Plan. Pursuant to the contract, Mr. Williams received a grant of 8,000 shares of restricted stock under the Company's 1993 Plan of which 3,000 shares vested on February 16, 1996 and the remaining shares vested coincident with his retirement on December 20, 1996.

    In December, 1996, the Company entered into an agreement with Wallace C. Solberg in connection with his retirement as an officer and director effective February 28, 1997, pursuant to which Mr. Solberg became entitled to receive upon retirement benefits equivalent to a single life annuity of $342,665 per year. In addition, the Company agreed to accelerate the vesting of options with respect to 5,600 shares, to pay 3,600 shares pursuant to an RPSR granted in 1993, representing pro rata shares attributable to the portion of the performance period during which Mr. Solberg was employed, to permit continued participation in designated benefit plans and certain compensation arrangements during the balance of 1997 and to acquire a Company owned automobile.

CERTAIN TRANSACTIONS

    Ms. Peters is a partner of the law firm of Gibson, Dunn & Crutcher. Another partner of Gibson, Dunn & Crutcher is a consultant for the Company providing analysis and advice with respect to pending and proposed legislation, and the firm provided legal counsel in connection with the acquisition of the Electronic Systems Group of Westinghouse Electric Corporation in 1996, as well as assisted in other acquisition activities and corporate matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. The SEC requires officers, directors and greater than ten percent beneficial owners to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    The Company believes that its officers, directors and greater than ten percent beneficial owners complied with all their applicable filing requirements for 1996 transactions. This is based on the Company's review of copies of Forms 3, 4 and 5 it has received and written representations from certain reporting persons that they were not required to file Forms 5.

             PROPOSAL TO APPROVE AMENDMENTS TO THE NORTHROP GRUMMAN
1993 LONG-TERM INCENTIVE STOCK PLAN TO EXTEND THE TERM OF THE PLAN AND INCREASE
                  THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

    On February 17, 1993, the Board of Directors adopted the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "1993 Stock Plan"), which was subsequently approved by the stockholders in May, 1993. In May 1995, the stockholders approved amendments to the Stock Plan to increase the number of shares available under the Plan by 1,800,000 and to place individual grant limits on stock options. In May 1996 the stockholders approved amendments to the Stock Plan to specifically describe in the plan stock awards in the form of Restricted Performance Stock Rights ("RPSRs") and to impose a limit on the number of RPSRs which may be granted to a participant during any three consecutive years and to limit eligibility for any award under the 1993 Stock Plan to key employees. As of March 3, 1997, 650,648 shares of Common Stock remained available for grants of incentive awards under the 1993 Stock Plan.

    The full text of the 1993 Stock Plan, with the proposed amendments, is attached to this Proxy Statement as Exhibit A. Principal features are described below, but such description is qualified in its entirety by reference to the text. Except as otherwise described herein, all other provisions of the 1993 Stock Plan are not materially changed.

PROPOSED PLAN AMENDMENTS

    The Board of Directors has amended the 1993 Stock Plan, subject to stockholder approval, to (i) provide that the term of the 1993 Stock Plan shall be extended to 2002 and (ii) increase the number of shares available for issuance under the 1993 Stock Plan. The Board of Directors has also amended the 1993 Stock Plan, subject to stockholder approval, to provide that "Peer Companies" as defined in Section 8 of the 1993 Stock Plan shall consist of those companies designated as such by the Compensation and Management Development Committee within the first 90 days of the Performance Period.

EXTENSION OF TERM AND INCREASE IN AUTHORIZED SHARES

    The Board of Directors believes that the 1993 Stock Plan has been important in securing for the Company and its stockholders the benefits arising from stock ownership by officers and other key employees. However, because of the recent acquisition of Westinghouse ESG and a porportionate increase on the number of Plan participants, the Board of Directors believes the number of shares presently available for grant of incentive awards and those which may become available in the future will be insufficient for the number of awards to be made by the Company in future years pursuant to its normal compensation practices. Therefore, for each year commencing on the date of the Annual Meeting of Stockholders in 1997, there would become available for the grant of incentive awards a number of shares of Common Stock equal to 1.5% of the total issued and outstanding Common Stock as of the end of the preceding fiscal year. To the extent that the actual number of shares granted is less than the maximum allowed, the excess number of shares may be utilized in subsequent periods. In addition, the amendment would include in the count of shares available for award shares of Common Stock repurchased by the Company with proceeds received from option exercises.

DEFINITION OF "PEER COMPANIES"

    The 1993 Stock Plan permits the grant of stock awards in the form of Restricted Performance Stock Rights ("RPSR's"). An RPSR is a right to receive a share of the Company's Common Stock on a specified future date conditioned upon continued employment and changes in the Company's Total Shareholder Return compared to that of "Peer Companies" as a group. The 1993 Stock Plan defined "Peer Companies" as those that comprised the Standard & Poor's Aerospace/Defense Group. Since 1995, two companies in the S&P Aerospace/Defense Group have been dropped from that index (Raytheon and United Technologies) even though they continue to engage in a substantial amount of defense work and remain competitors of the Company. The amendment will allow the Compensation and Management Development Committee to determine the composition of the "Peer Companies" within the first 90 days of the Performance Period. For 1997, subject to approval of these amendments by stockholders, the Compensation and Management Development Committee has elected to restore the two companies removed from the S&P Aerospace/Defense group to the index and to eliminate the Company from the group of Peer Companies.

1993 PLAN DESCRIPTION

    The primary objectives of the 1993 Stock Plan are to: (1) link significant ownership-creating opportunities for key employees to successful execution of strategic business goals and growth in stockholder value; (2) create the energy, enthusiasm and incentive to position the Company for sustained growth; (3) retain outstanding performers and those with critical skills; and (4) support a philosophy of fairness, reasonableness and pay for results.

    The 1993 Stock Plan is administered by the Company's Compensation and Management Development Committee (the "Committee") consisting of at least three non-employee members of the Board of Directors who qualify as non-employee directors under Rule 16b-3 and as outside directors under Section 162(m) of the Code. The Committee, in addition to selecting participants, is empowered, within certain limitations set forth in the 1993 Stock Plan, to determine the number of shares to be covered by awards and the terms (including form of settlement) of all awards. The Committee also interprets, makes rules, regulations and determinations, and otherwise administers the 1993 Stock Plan to carry out its intent. No amendment to the 1993 Stock Plan, which would increase the number of shares available for issuance thereunder (other than for changes in the corporate structure explained below)or would otherwise cause the 1993 Stock Plan not to comply with Rule 16b-3, may be effected without the approval of stockholders.

    Any key employee of the Company (or of any subsidiary or other entity which the Committee determines meets the 1993 Stock Plan eligibility requirement) is eligible to receive awards. While the concept of a "key employee" is necessarily and intentionally flexible, approximately 360 employees are considered eligible at this time. Awards received under the 1993 Stock Plan by the Named Executive Officers in 1996, 1995 and 1994 are disclosed in the Summary Compensation Table. Under the 1993 Stock Plan, all executive officers as a group have received options to purchase 569,100 shares and all employees (including current officers who are not executive officers) as a group have received options to purchase 2,223,700 shares.

    Subject to appropriate adjustment in the event of certain changes in the Company's corporate structure, including stock dividends, recapitalizations, mergers or similar transactions or events, as determined by the Committee, the number of shares of Common Stock of the Company available for issuance under the 1993 Plan is 4,100,000, plus any shares which are available but not issued under the Prior Plans (as defined in the 1993 Plan), plus any shares which are forfeited back to the Company or used by a participant as payment, whether full or partial, in connection with the exercise of a stock option or other award plus, subject to stockholder approval (i) during each of the five years commencing on the date of the Annual Meeting of Stockholders in 1997, a number of shares equal to 1.5% of the total issued and outstanding shares as of the end of the preceding fiscal year and (ii) any shares of Common Stock which the Company repurchases with the proceeds received from option exercises. The closing price of Common Stock on March 3, 1997, as reported on the New York Stock Exchange, was $72.875 per share. Amounts of awards to be made to Named Executive Officers in 1997 and future years cannot be determined at this time.

    The 1993 Plan provides for three general types of stock incentive awards:

    STOCK OPTIONS: The Committee may award non-qualified stock options or incentive stock options ("ISOs") which qualify for specified tax status under
Section 422 of the Code. A stock option entitles the recipient to purchase a specified number of shares of the Company's Common Stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares covered by a stock option may not be less than 100% of fair market value on the date the option is awarded, except that in situations where a non-qualified option is awarded retroactively in tandem with or as substitution for another award, the purchase price may be the same as the purchase or designated price of the other award. There are statutory limits on the number of shares for which ISOs may be awarded to any participant. Currently, the aggregate fair market value of such ISO shares (determined at the time the option is awarded) may not exceed $100,000 for all shares covered by options awarded to a participant which become exercisable for the first time in any calendar year.

    STOCK APPRECIATION RIGHTS: A stock appreciation right ("SAR") permits its recipient, subject to such terms and conditions as the Committee may set for each award, to receive in shares, cash or a combination of both, an amount up to the positive aggregate difference, if any, between the value of the covered shares, based on the closing price as of the exercise date, and the designated price of a specified number of shares. The designated price of the SARs may be not less than the closing price of the Company's Common Stock on the date of award, except that if a SAR is awarded retroactively in tandem with or in substitution for another award, the designated price may be the same as the purchase or designated price of the other award.

    STOCK AWARDS: The Committee may award to selected participants shares of the Company's Common Stock or share equivalents under such terms and conditions as it may determine. These awards may require that the recipients remain in the Company's employ for specified future periods of time for the shares or share equivalents to vest. Additionally, the Committee may require that the awards vest only if certain levels of shareholder returns or other measurable financial performance, determined in advance, are achieved. Stock awards also may be used by the Committee as a form of payment to key employees for salary or for incentive compensation awarded under other Company plans (e.g., annual incentives).

    Any awards under the 1993 Stock Plan may carry dividend or dividend equivalent rights as determined by the Committee. Further, the Committee is empowered to permit participants to defer award payments and settlements under such terms as it may unilaterally establish.

    Generally, all awards under the 1993 Stock Plan are non-transferable except by will or in accordance with the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of a participant, awards may be exercised only by such participant, and the Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist upon the participant's death. In the event of a change in control of the Company, all outstanding stock options and restricted stock awards vest immediately; all RPSRs vest (with an earnout based on actual performance).

    Awards granted under the 1993 Stock Plan include (1) non-qualified stock options, (2) stock awards including stock awards in the form of RPSRs. An RPSR is a right to receive a share of the Company's Common Stock on a specified future date conditioned upon continued employment and the change in the Company's Total Shareholder Return ("TSR") compared to that of Peer Companies as a group. RPSRs can be earned over the five-year Performance Period. The number earned versus the number granted will be determined by measurement at the end of the Performance Period of changes in the Company TSR compared to that of Peer Companies as a group. This will occur by taking the value of a theoretical $100 investment in the Company and a $100 investment in Peer Companies (as a portfolio) at the start of the Performance Period at the Base Period Price and comparing it to the value of those investments at the end of the Performance Period. TSR equals the value at the end of the Performance Period of $100 invested in a company's stock at the company Base Period Price at the beginning of the Performance Period, with dividends reinvested and converted into additional shares of stock. The Performance Period for earning RPSRs is the five full calendar years following the initial Date of Grant.

    Under present Federal income tax law, the Company believes that the award of a stock option or SAR generally creates no Federal tax consequences for the recipient or the Company. In general, the optionee has no Federal taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising a non-qualified stock option, the recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company generally will be entitled to a deduction for the same amount. The tax consequences to a recipient of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a non-qualified stock option. Generally, there are no Federal income tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

    With respect to other awards made under the 1993 Plan that are settled in cash, stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the shares or other property received at that time, and the Company generally will be entitled to a deduction for the same amount. Under present Federal income tax law, the Company believes that the recipient of RPSRs granted under the 1993 Plan must recognize ordinary income equal to the fair market value of the shares received on the payment date of such shares. Dividend equivalents earned on RPSRs also constitute ordinary income when such dividends are paid at the end of the five-year performance period. The Company generally will be entitled to a deduction equal to the ordinary income recognized by the recipient. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, unless a special election to be taxed is made, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, over the amount (if any) paid by the participant, and the Company will be entitled to a deduction for the same amount at that time. Different Federal income tax rules may apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934.

    The preceding discussion is only a general summary of certain Federal income tax consequences arising from participation in the 1993 Plan and should not be used for a determination of an individual's unique tax situation. It is suggested that the individual consult with a tax advisor regarding the application of Federal, state and local tax laws to his/her particular situation.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors recommends that the stockholders ratify the Board's appointment of Deloitte & Touche LLP as the Company's independent auditors for 1997. Deloitte & Touche LLP served the Company as its independent auditors for 1996. Should the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Board of Directors will consider this an indication to select other auditors for the following year.

    A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to answer appropriate questions from stockholders.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the annual meeting (with each share entitled to one vote), is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              STOCKHOLDER PROPOSAL

    The proponent of a stockholder proposal has stated that the proponent intends to present a proposal at the Annual Meeting. The name, address and number of shares held by the proponent will be furnished by the Company upon request to the Corporate Secretary. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after the proposal.

PROPOSAL

WHEREAS in fiscal year 1995 the United States supplied $9.930 billion worth of weapons in actual deliveries of arms sales abroad,
WHEREAS the last three times the U.S. sent troops into combat in significant numbers (Panama, Iraq and Somalia), they faced adversaries that received U.S. weapons or military technology in the period leading to the conflict,
WHEREAS U.S. weapons supplied to anti-Communist rebels in Angola and Afghanistan under the Reagan Doctrine have been used for devastating civil wars; in the Afghan case, U.S.-supplied Stinger missiles turned up on the International black market as prized items sought by all manner of rebel groups and terrorist organizations. ("Sale of the Century," COMMONWEAL, William D. Hartung, 5/20/94)
          "U.S. Weapons at War: United States Arms Deliveries to Regions in Conflict," (World Policy Institute, 1995) shows that the U.S. was a major arms supplier in one-third of the 50 ethnic and territorial conflicts currently raging. The study says some 45 parties involved in the conflicts purchased over $42 billion in U.S. arms in the last ten years,
WHEREAS our company ranked number 8 among Department of Defense leading corporations with contracts in excess of $3 billion,
RESOLVED the shareholders request the Board of Directors to provide a comprehensive report on Northrop Grumman's foreign military sales. The report, prepared at reasonable cost, should be available to all shareholders by December, 1997, and may omit classified and proprietary information.

STOCKHOLDER SUPPORTING STATEMENT

    Global security is security of people. The cold-war notion of using arms sales to maintain balances of power or to support allies has been discredited by 1990s experience, when alliances, governments and boundaries in large parts of the world are in flux.

    We are disturbed at industry's claims and lobbying efforts asserting that the only way to keep jobs is to promote foreign military sales. We believe such statements are inconsistent with co-production agreements and transfers of technology to foreign companies. Offset arrangements on major sales often give business to overseas suppliers. Such contracts with foreign companies/governments have harsh repercussions on U.S. workers during this time of accelerated down-sizing of our workforce.

    Therefore, it is reasonable for shareholders to ask:

    1.  Criteria used to promote foreign military sales;

    2. Procedures used to negotiate sales, directly with foreign governments or through the U.S. government. For example, what determines which weapons are direct commercial arms sales and what must be negotiated through the Pentagon? What percentage is commercial military sales and what is foreign military sales?

    3. Categories of military equipment exported for the past three years, with as much statistical information as is permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

    4. Analysis of legislation establishing a code for U.S. arms transfers (e.g., no sales to governments that violate human rights of their own citizens, engage in aggression against neighbors, come to power through undemocratic means or ignore international arms-control negotiations).

MANAGEMENT'S POSITION

    Northrop Grumman sells military equipment and services only in compliance with stringent United States regulations that control where products can be sold overseas and what products may be exported. Further, a report on procedures used to negotiate sales would be disadvantageous to the Company through the revelation of business information, the disclosure of which may not be in the best interest of the Company and its stockholders.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                                 MISCELLANEOUS

VOTING ON OTHER MATTERS

    Management is not aware of any other matters that will be presented for action at the Annual Meeting other than proposals of stockholders that have been omitted from this proxy statement in accordance with rules of the Securities and Exchange Commission which may be sought to be presented. If a stockholder complies with the Bylaw requirement to notify the Company no later than the tenth day following the date of public disclosure of the date of the Annual Meeting or the date of mailing this Proxy Statement, whichever occurs first, of the intent to present any matter for action and the matter is a proper item of business for stockholder action, the matter would be entitled to be voted upon at the meeting. If any such stockholder proposals or other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

PROPOSAL OF STOCKHOLDERS

    Copies of proposals which stockholders of the Company wish to be included in the Company's proxy statement relating to its Annual Meeting to be held in 1998 must be received by the Company no later than December 5, 1997.

    Copies of such proposals should be sent to the Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067.

COST OF SOLICITING PROXIES

    The cost of soliciting proxies in the accompanying form will be paid by the Company. In addition to solicitation by mail, arrangements will, where appropriate, be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The Company will, upon request, reimburse them for reasonable expenses incurred. The Company has retained Georgeson & Company Inc. of New York at an estimated fee of $10,000 plus reasonable disbursements. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for stockholders and employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

                                                       [SIGNATURE]

                                          James C. Johnson

                                          CORPORATE VICE PRESIDENT, SECRETARY
                                          AND
                                          ASSISTANT GENERAL COUNSEL

April 4, 1997

    NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K ON FEBRUARY 25, 1997. STOCKHOLDERS OF RECORD ON MARCH 25, 1997, MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE FROM THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

                                                                       EXHIBIT A

              NORTHROP GRUMMAN 1993 LONG-TERM INCENTIVE STOCK PLAN

1. PURPOSE

    The purpose of the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "Plan") is to promote the long-term success of Northrop Grumman Corporation (the "Company") and to increase shareholder value by providing its officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such officers and employees to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective. Additionally, the Company believes the Plan will assist in attracting and retaining in its employ outstanding people of training, experience and ability.

2. TERM

    The Plan shall become effective upon the approval by the stockholders of the Company. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall terminate at the close of business on the fifth anniversary of such stockholder approval of the 1997 amendments to this Plan. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. PLAN ADMINISTRATION

    A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of three or more non-employee members of the Board who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act") or any successor rule and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. In no event, however, shall the Committee or its designee have the right to cancel outstanding stock options for the purpose of replacing or regranting such options with a purchase price that is less than the purchase price of the original option.

4. ELIGIBILITY

    Any key employee of the Company shall be eligible to receive one or more awards under the Plan. "Key Employee" shall also include any former key employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN AND GRANT LIMITS

    (a) Subject to Section 6 of the Plan, the aggregate number of additional shares of common stock of the Company ("Common Stock") which may be issued or transferred pursuant to awards under the Plan, or reserved for such issuance or transfer, shall not exceed the sum of (i) 4,100,000 shares previously authorized under the Plan, (ii) during the year commencing on the date of the Annual Meeting of Stockholders in 1997 and on each of four succeeding years commencing on the anniversary date of such date, a number of shares of Common Stock equal to 1.5% of the total issued and outstanding shares of Common Stock as of the end of the preceding fiscal year of the Company, (iii) any shares of Common Stock which as of the effective date of the Plan are reserved for issuance under the Company's 1981 and 1987 Long-Term Incentive Plans (the "Prior Plans") and which are not thereafter issued, and (iv) any shares of Common Stock which the Company repurchases with proceeds received from option exercises. For purposes of this Plan, (x) any shares of Common Stock which are forfeited back to the Company under the Plan or the Prior Plans; (y) any shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan or the Prior Plans, and (z) any shares which could be made subject to awards under the Plan in any year pursuant to subparagraph (ii) above which are not made so subject, shall be available for issuance under the Plan, in subsequent periods.

    (b) In no event, however, shall more than one-half of all Common Stock available for issuance pursuant to the Plan be issued pursuant to stock awards granted under Section 8(c) of the Plan.

    (c) In instances where a stock appreciation right ("SAR") or other award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall nevertheless be deemed issued and shall no longer be available for issuance under the Plan. However, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of awards granted to employees who are subject to Section 16 of the 1934 Act, be counted against the shares available for issuance under the Plan.

    (d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

    (e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three year period pursuant to stock option grants hereunder exceed 400,000 shares and in no event shall the total number of Restricted Performance Stock Rights ("RPSRs") which may be granted to any eligible participant during any three consecutive years exceed 133,000 (maximum 199,500 shares of Common Stock) plus the number of shares distributable as dividend equivalents on earned RPSRs for the period of time the RPSRs were outstanding.

6. ADJUSTMENTS AND REORGANIZATIONS

    Other than in a change of control, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan;
(b) the Grant Limits established under the Plan; (c) each outstanding award made under the Plan; and (d) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

    If the Company undergoes a Change in Control, as defined herein, (i) all outstanding grants and awards under the Stock Option provisions of this Plan shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and such options shall be fully exercisable upon such Change in Control; (ii) all outstanding grants and awards of SARs under this Plan shall vest fully and completely, any and all restrictions on such SARs shall lapse, and such SARs shall be converted completely into cash at a price per share-unit equal to the higher of (x) the highest price paid for a share of the Company's common stock, as reported in the New York Stock Exchange Composite Transactions, during the 120 days prior to and including the date of the Change in Control, and (y) the highest price paid (on a national stock exchange or as quoted in the NASDAQ National Market Issues) for a share of stock of the corporation or other entity with which or into which the Company is merged, or if such corporation or other entity is not publicly traded, then the highest price paid on an exchange or as quoted in the NASDAQ National Market Issues for a share of stock of a publicly traded corporation or other entity that owns 50% or more (directly or indirectly) of such corporation or other entity on the date of the Change in Control; and (iii) all outstanding grants and awards under the Stock Awards provision of this Plan, other than RPSRs, shall immediately vest fully and completely, and all restrictions shall lapse and (iv) with respect to RPSRs, all outstanding awards shall vest and the number of shares to be issued, as of the date of the Change in Control, to each holder of a restricted performance stock right shall be computed by multiplying (x) the number of RPSRs received by that individual by (y) the actual percentage of performance conditions established for such grant or award that has been achieved to the date of the Change in Control.

    For purposes of this Section 6, "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisified:

         (i) Any Person (other than those Persons in control of the Company as of November 15, 1995, or other than a trustee or fiduciary holding securities under an employee benefit plan of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities and for purposes of this section, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) and for purposes of this subsection (i) "person" or "group" shall not include underwriters acquiring newly-issued voting shares (or securities convertible into voting shares) directly from the Company with a view to distribution; or

        (ii) During any period of two (2) consecutive years (not including any period prior to November 15, 1995), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

        (iii) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all of the Company's assets in one or a series of related transactions; or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

7. FAIR MARKET VALUE

    Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the "Exchange") for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on the Exchange shall be substituted.

8. AWARDS

    The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

        (a) Stock Options -- A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair Market Value on the date of grant, except that, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an ISO is granted, the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including
    (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (iv) any combination of the above. The Committee may grant stock options that provide for the award of a new option when the exercise price has been paid for by tendering shares of Common Stock to the Company. This new option grant would cover the number of shares tendered with the option purchase price set at the then current Fair Market Value and would never extend beyond the remaining term of the originally exercised option.

        (b) SARs -- A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

        (c) Stock Awards -- An award made or denominated in stock or units of stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Stock Awards may include RPSRs. An RPSR is a right to receive a share of Company stock on a specified future date conditioned upon continued employment and the change in the Company's Total Shareholder Return ("TSR") compared to that of Peer Companies as a group. RPSRs can be earned over the five-year Performance Period. The number earned versus the number granted will be determined by measurement at the end of the Performance Period of changes in Northrop Grumman TSR compared to that of Peer Companies as a group. This will occur by taking the value of a theoretical $100 investment in Northrop Grumman and a $100 investment in Peer Companies (as a portfolio) at the start of the Performance Period at the Base Period Price and comparing it to the value of those investments at the end of the Performance Period. TSR equals the value at the end of the Performance Period of $100 invested in a company's stock at the company Base Period Price at the beginning of the Performance Period, with dividends reinvested and converted into additional shares of stock. The Performance Period for earning RPSRs is the five full calendar years following the initial Date of Grant. The Base Period is the immediate three calendar years preceding a Performance Period. The Base Period Price for the Company and each Peer Company is the average of the year-end closing stock prices for the three-year period preceding the Performance Period. Peer Companies shall consist of a group of companies designated by the Committee.

9. DIVIDENDS AND DIVIDEND EQUIVALENTS

    The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10. DEFERRALS AND SETTLEMENTS

    Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. TRANSFERABILITY AND EXERCISABILITY

    All awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or unless otherwise determined by the Committee. However, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12. AWARD AGREEMENTS

    Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall not extend to the reduction of the exercise price of a previously granted option, except as provided in Section 6 hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.

13. PLAN AMENDMENT

    The plan may only be amended by a disinterested majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or otherwise cause the Plan not to comply with Rule 16b-3, or any successor rule, under the 1934 Act.

14. TAX WITHHOLDING

    The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any Federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS

    Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. UNFUNDED PLAN

    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

17. FUTURE RIGHTS

    No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

18. GOVERNING LAW

    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

19. SUCCESSORS AND ASSIGNS

    The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

20. RIGHTS AS A SHAREHOLDER

    Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.

       [Paste-up of map displaying directions to Annual Meeting location]

Traveling WEST on the Santa Monica        Traveling EAST on the Santa Monica
Fwy. (10): Exit at Bundy Dr. South.       Fwy. (10): exit at Centinela. Turn
Take Bundy South to Ocean Park Blvd.      right onto Pico Blvd. Continue to 28th
Turn right on Ocean Park and continue     Street. Turn left onto 28th Street.
to 28th Street. Turn left on 28th.

PROXY                                                           NORTHROP GRUMMAN

                   ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1997

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. R. Molleur and J. C. Johnson, and each of them, proxies of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of Northrop Grumman Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Museum of Flying, 2772 Donald Douglas Loop North, Santa Monica, California, on May 21, 1997 at 10:00 A.M., and at any adjournments thereof, with all the powers the undersigned would possess if personally present and voting, as specified below, and in their discretion on any other matters that may properly come before the Meeting.

Election of Directors: Nominees, J. Chain, Jr., J. Edwards, K. Kresa.

     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE MEETING.


                 (Continued and to be Signed on the other side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               /x/  PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED,
              THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


Proposal 1 - Election of Class III directors to hold office  for three years and until their respective successors  are elected and qualified.

              FOR   / /     AGAINST   / /

             WITHHELD for the following nominee(s) only, write name(s) below:
             ________________________________________________________________

Proposal 2 - Proposal to amend the 1993 Long Term Incentive Stock Plan.

             FOR   / /       AGAINST  / /        ABSTAIN   / /

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the
             Company's independent auditors.

             FOR   / /       AGAINST  / /        ABSTAIN   / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

Proposal 4 - Stockholder Stock regarding foreign military sales.

             FOR   / /       AGAINST  / /        ABSTAIN   / /


Signature(s)                                                Date
            -------------------------------------------          ---------------

Note: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

PROXY                                                           NORTHROP GRUMMAN
--------------------------------------------------------------------------------
                   ANNUAL MEETING OF STOCKHOLDERS MAY 15, 1996
--------------------------------------------------------------------------------
Just a reminder, the annual meeting will be held:

    DATE:      May 15, 1996
    TIME:      10:00 A.M.
    LOCATION:  Museum of Flying
               2772 Donald Douglas Loop North
               Santa Monica, California

PLEASE RETURN YOUR PROXY PROMPTLY.

                                NORTHROP GRUMMAN

                   ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1997

               CONFIDENTIAL INSTRUCTIONS TO BANKERS TRUST COMPANY,
           TRUSTEE FOR THE VOUGHT AIRCRAFT SALARIED SAVINGS AND INVESTMENT PLAN

     Receipt of proxy material for the above Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Northrop Grumman Corporation held by you for my account under the Plan at the Annual Meeting of Stockholders of Northrop Grumman Corporation to be held May 21, 1997 at 10:00 A.M., and at all adjournments thereof, on the following matters as indicated on the reverse side and in your discretion on any other matters that may come before the Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendations, "FOR all Nominees" in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.

Election of Directors: Nominees J. Chain, Jr., J. Edwards, K. Kresa.



                 (Continued and to be Signed on the other side)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               /x/ PLEASE MARK
                                                                   YOUR VOTES AS
                                                                   INDICATED IN
                                                                   THIS EXAMPLE

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED,
              THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


Proposal 1 - Election of Class III directors to hold office for three years and until their respective successors are elected and qualified.

             FOR  / /       AGAINST  / /

             WITHHELD for the following nominee(s) only, write name(s) below:
             ________________________________________________________________

Proposal 2 - Proposal to amend the 1993 Long Term Incentive Stock Plan.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the
             Company's independent auditors.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

Proposal 4 - Stockholder proposal regarding foreign military sales.

             FOR  / /       AGAINST  / /        ABSTAIN  / /


Signature(s)                                           Dated             1997
            ---------------------------------------         -------------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
INSTRUCTION CARD                                                NORTHROP GRUMMAN
--------------------------------------------------------------------------------

Dear Fellow Employee:

     Just a reminder, your vote and your investment in Northrop Grumman is very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation as soon as possible.

                                        Kent Kresa
                                        Chairman, President and
                                        Chief Executive Officer


PLEASE RETURN YOUR PROXY PROMPTLY.

                                NORTHROP GRUMMAN

                   ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1997

               CONFIDENTIAL INSTRUCTIONS TO BANKERS TRUST COMPANY, TRUSTEE FOR THE NORTHROP GRUMMAN SAVINGS AND INVESTMENT PLAN

     Receipt of proxy material for the above Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Northrop Grumman Corporation held by you for my account under the Plan at the Annual Meeting of Stockholders of Northrop Grumman Corporation to be held May 21, 1997 at 10:00 A.M., and at all adjournments thereof, on the following matters as indicated on the reverse side and in your discretion on any other matters that may come before the Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendations, "FOR all Nominees" in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.

Election of Directors: Nominees J. Chain, Jr., J. Edwards, K. Kresa.



                 (Continued and to be Signed on the other side)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               /x/  PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED,
              THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


Proposal 1 - Election of Class III directors to hold office for three years and until their respective successors are elected and qualified.

             FOR  / /       AGAINST  / /

             WITHHELD for the following nominee(s) only, write name(s) below:
             ________________________________________________________________

Proposal 2 - Proposal to amend the 1993 Long Term Incentive Stock Plan.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the
             Company's independent auditors.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

Proposal 4 - Stockholder proposal regarding foreign military sales.

             FOR  / /       AGAINST  / /        ABSTAIN  / /


Signature(s)                                                Date
            --------------------------------------------        -----------1997

Note: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
INSTRUCTION CARD                                                NORTHROP GRUMMAN
--------------------------------------------------------------------------------

Dear Fellow Employee:

     Just a reminder, your vote and your investment in Northrop Grumman is very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation as soon as possible.

                                        Kent Kresa
                                        Chairman, President and
                                        Chief Executive Officer


PLEASE RETURN YOUR PROXY PROMPTLY.

                          NORTHROP GRUMMAN
               ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1997
            CONFIDENTIAL INSTRUCTIONS TO BANKERS TRUST COMPANY,
           TRUSTEE FOR THE NORTHROP GRUMMAN ELECTRONIC SENSORS &
                     SYSTEMS DIVISION SAVINGS PROGRAM

   Receipt of proxy material for the above Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Northrop Grumman Corporation held by you for my account under the Plan at the Annual Meeting of Stockholders of Northrop Grumman Corporation to be held May 21, 1997 at 10:00 A.M., and at all adjournments thereof, on the following matters as indicated on the reverse side and in your discretion on any other matters that may come before the Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendations, "FOR all Nominees" in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.

Election of Directors: Nominees J. Chain, Jr., J. Edwards, K. Kresa

                      (Continued and to be Signed on the other side)

                            FOLD AND DETACH HERE

Please mark your votes as indicated in this example

This proxy will be voted as directed. If not otherwise directed, this proxy will be voted for proposals 1,2 and 3 and against proposal 4.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

The Board of Directors Recommends a Vote AGAINST Proposal 4.



Proposal 1 - Election of Class III directors to hold office for three years and until their respective successors are elected and qualified.

                   / / FOR      / / AGAINST

Withheld for the following nominee(s) only, write name(s) below:

__________________________________________________________________

Proposal 2 - Proposal to amend the 1993 Long Term Incentive Stock Plan.

             / / FOR       / / AGAINST    / / ABSTAIN

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

             / / FOR       / / AGAINST    / / ABSTAIN

Proposal 4 - Stockholder proposal regarding foreign military sales.

             / / FOR       / / AGAINST    / / ABSTAIN

Signature(s) ______________________________________ Dated _______________, 1997


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE

INSTRUCTION CARD                                                NORTHROP GRUMMAN

Dear Fellow Employee:

   Just a reminder, your vote and your investment in Northrop Grumman is very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation as soon as possible.

                                     Kent Kresa
                                     Chairman, President and
                                     Chief Executive Officer

PLEASE RETURN YOUR PROXY PROMPTLY.